EXHIBIT 99.1(b)


                AMENDMENT TO EMPLOYMENT AGREEMENT

          WHEREAS, an Employment Agreement ("Agreement") was entered into on the 23rd day of April, 1990, by and between THE FIRST NATIONAL BANK IN ST. MARY PARISH ("Bank"), a national banking association, with its registered office being in St. Mary Parish, Louisiana, herein represented by and appearing through NORMAN H. BREAUX, its duly authorized Chairman of the Board of Directors pursuant to the authority granted him in the attached resolution of the Board of Directors of said Bank, and MILFORD L. BLUM, JR. ("Employee"), a person of the full age of majority and a resident of Morgan City, St. Mary Parish, Louisiana, and in accordance with the Agreement, the Bank employed the Employee under the terms and conditions stated therein, a copy of which Agreement is attached hereto and made a part hereof;
          WHEREAS, it is the desire of the parties to amend the Agreement only in the following particulars and specifics and for the considerations stated therein and herein, the parties hereto do hereby agree to amend the Agreement as follows:
          To amend only Section 3-Compensation so as to provide that the annual compensation for the Employee shall be the sum of NINETY-TWO THOUSAND FIVE HUNDRED AND NO/100 ($92,500.00) DOLLARS.
          In all other respects the Agreement (including the other provisions of Section 3 not specifically amended above) remains as written as is not altered hereby.
          IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective on the 15th day of April, 1991, in the presence of the undersigned two competent witnesses after due reading of the whole.

WITNESSES:                    THE FIRST NATIONAL BANK
                              IN ST. MARY PARISH
/s/ Judy A. Louviere
______________________

                              BY: /s/ Norman H. Breaux
                                 __________________________
                                     NORMAN H. BREAUX,
/s/ [Illegible]                      Chairman of the Board
______________________

WITNESSES:

/s/ Judy A. Louviere              /s/ Milford L. Blum, Jr.
______________________          __________________________
                                     MILFORD L. BLUM, JR.

/s/ [Illegible]

______________________